UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2019

KBS REAL ESTATE INVESTMENT TRUST II, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-53649	26-0658752
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS
Distribution Declared
On June 12, 2019, KBS Real Estate Investment Trust II, Inc.’s (the “Company”) board of directors declared a special distribution in the amount of $0.45 per share of common stock to stockholders of record as of the close of business on June 17, 2019 (the “Special Distribution”). The Special Distribution will be funded primarily from the Company’s net proceeds from the sale of Pierre Laclede Center and Emerald View at Vista Center on May 23, 2019. The Company expects to pay the Special Distribution on or about June 21, 2019.
Estimated Value Per Share
On June 12, 2019, the Company’s board of directors approved an updated estimated value per share of the Company’s common stock of $4.50, effective June 17, 2019 (the “EVPS”) to reflect the impact of the payment of the Special Distribution. The Company is providing the EVPS to assist broker-dealers that participated in the Company’s now-terminated initial public offering in meeting their customer account statement reporting obligations under the Financial Industry Regulatory Authority Rule 2231. This updated EVPS is based solely on the December EVPS (defined below) reduced for the impact of the payment of the Special Distribution to the Company’s stockholders. This valuation was performed in accordance with the provisions of and also to comply with Practice Guideline 2013-01, Valuations of Publicly Registered, Non-Listed REITs, issued by the Institute for Portfolio Alternatives (“IPA”) in April 2013 (the “IPA Valuation Guidelines”).
Methodology
Determination of the December EVPS
On December 3, 2018, the Company’s board of directors approved an estimated value per share of the Company’s common stock of $4.95 (the “December EVPS”), as calculated and recommended by KBS Capital Advisors LLC, the Company’s external advisor (the “Advisor”). The December EVPS is based on the estimated value of the Company’s assets less the estimated value of the Company’s liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2018. In connection with the determination of the December EVPS and with the approval of its conflicts committee, the Company engaged CBRE, Inc., an independent, third-party valuation firm (“CBRE”), to perform appraisals of the Company’s nine real estate properties owned as of September 30, 2018. The Advisor performed valuations with respect to the Company’s cash, other assets, mortgage debt and other liabilities. The valuation was performed in accordance with the provisions of and also to comply with the IPA Valuation Guidelines.
For a full description of the methodologies and assumptions used to value the Company’s assets and liabilities in connection with the calculation of the December EVPS, see the Company’s Current Report on Form 8-K, filed with the SEC on December 7, 2018.
Determination of the EVPS
In order to determine the EVPS, the Company’s board of directors subtracted the Special Distribution of $0.45 per share from the December EVPS of $4.95, resulting in the EVPS of $4.50. This is the sole adjustment to the estimated value per share.
Limitations of the EVPS
As mentioned above, the Company is providing the EVPS to assist broker-dealers that participated in the Company’s now-terminated initial public offering in meeting their customer account statement reporting obligations. The EVPS will first appear on the June 30, 2019 customer account statements that will be mailed in July 2019. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share, and this difference could be significant. The EVPS is not audited and does not represent the fair value of the Company’s assets less the fair value of the Company’s liabilities according to GAAP.
Accordingly, with respect to the EVPS, the Company can give no assurance that:

•	a stockholder would be able to resell his or her shares at the EVPS;

•	a stockholder would ultimately realize distributions per share equal to the EVPS upon liquidation of the Company’s assets and settlement of the Company’s liabilities or a sale of the Company;

•	the Company’s shares of common stock would trade at the EVPS on a national securities exchange;

•	an independent third-party appraiser or third-party valuation firm would agree with the EVPS; or

•	the methodology used to determine the EVPS would be acceptable to FINRA or for compliance with ERISA reporting requirements.

The updated EVPS is based solely on the December EVPS reduced by the amount of the Special Distribution, as described above. No other adjustments were made to the December EVPS. The value of the Company’s shares will fluctuate over time in response to developments related to individual assets in the Company’s portfolio and the management of those assets, in response to the real estate and finance markets and due to other factors. The EVPS does not reflect a discount for the fact that the Company is externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The EVPS also does not take into account estimated disposition costs and fees for real estate properties that were not under contract to sell as of December 3, 2018 (including costs and fees related to the dispositions of Pierre Laclede Center and Emerald View at Vista Center), debt prepayment penalties that could apply upon the prepayment of certain of the Company’s debt obligations or the impact of restrictions on the assumption of debt. The Company has generally incurred disposition costs and fees related to the sale of each real estate property since inception of 1.7% to 4.4% of the gross sales price less concessions and credits, with the weighted average being approximately 2.4%. If this range of disposition costs and fees was applied to the estimated value of the Company’s real estate properties, which does not include these costs and fees in the appraised values, the resulting impact on the estimated value per share would be a decrease of $0.12 to $0.30 per share. We expect to utilize the Advisor and/or an independent valuation firm to update the estimated value per share no later than December 2019.
Historical Estimated Values per Share
The historical reported estimated values per share of the Company’s common stock approved by the board of directors are set forth below:

Estimated Value per Share	Effective Date of Valuation	Filing with the Securities and Exchange Commission
$4.95	December 3, 2018	Current Report on Form 8-K, filed December 7, 2018
$4.89	December 8, 2017	Current Report on Form 8-K, filed December 11, 2017
$5.49	December 14, 2016	Current Report on Form 8-K, filed December 15, 2016
$5.62	December 8, 2015	Current Report on Form 8-K, filed December 9, 2015
$5.86	December 4, 2014	Current Report on Form 8-K, filed December 4, 2014
$6.05 (1)	September 22, 2014	Current Report on Form 8-K, filed September 23, 2014
$10.29	December 18, 2013	Current Report on Form 8-K, filed December 19, 2013
$10.29	December 18, 2012	Current Report on Form 8-K, filed December 19, 2012
$10.11	December 19, 2011	Current Report on Form 8-K, filed December 21, 2011
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(1) The estimated value per share of $6.05 resulted, in part, from the payment of a special distribution of $4.50 per share of common stock to stockholders of record as of September 15, 2014. Excluding the impact of the special distribution, the Company’s estimated value per share of common stock would have been $10.55 as of September 22, 2014. The Company’s board of directors declared special distributions in the amount of $3.75, $0.30 and $0.45 per share on the outstanding shares of the Company’s common stock on July 8, 2014, August 5, 2014 and August 29, 2014, respectively, for an aggregate amount of $4.50 per share of common stock, to all stockholders of record as of the close of business on September 15, 2014. These special distributions were paid on September 23, 2014 and were funded from the Company’s proceeds from the disposition of nine real estate properties between May 2014 and August 2014 as well as cash on hand resulting primarily from the repayment or sale of five real estate loans receivable during 2013 and 2014.
Share Redemption Program
The Company’s share redemption program provides only for redemptions sought upon a stockholder’s death, “qualifying disability” or “determination of incompetence” (each as defined in the share redemption program and, together with redemptions sought in connection with a stockholder’s death, “Special Redemptions”). In accordance with the Company’s share redemption program, these Special Redemptions are made at a price per share equal to the most recent estimated value per share of the Company’s common stock as of the applicable redemption date. As mentioned above, on June 12, 2019, the Company’s board of directors approved an EVPS of $4.50 based solely on subtracting the Special Distribution of $0.45 per share from the December EVPS of $4.95. The Company redeems shares on the last business day of each month. The change in the redemption price is effective for the June 2019 redemption date, which is June 28, 2019. For a stockholder’s shares to be eligible for redemption in a given month or to withdraw a redemption request, the Company must receive a written notice from the stockholder or from an authorized representative of the stockholder in good order and on a form approved by the Company at least five business days before the redemption date, or by June 21, 2019 in the case of the June 28, 2019 redemption date.

Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. Even small changes to these assumptions could result in significant differences in the appraised values of the appraised properties, the valuations of the Company’s other assets and liabilities and the EVPS. The forward-looking statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the EVPS.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: June 14, 2019	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary